Exhibit 10.106

ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of June 21, 2013, made by Zipcar, Inc. (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement or the Amended and Restated Guarantee and Collateral Agreement referred to below, as applicable.

W I T N E S S E T H :

WHEREAS, Avis Budget Holdings, LLC (“Holdings”), Avis Budget Car Rental, LLC (the “Borrower”), the Lenders and the Administrative Agent have entered into the Amended and Restated Credit Agreement, dated as of May 3, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of May 3, 2011 (as amended, supplemented or otherwise modified from time to time, the “Amended and Restated Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Amended and Restated Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Amended and Restated Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Amended and Restated Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.14 of the Amended and Restated Guarantee and Collateral Agreement, hereby becomes a party to the Amended and Restated Guarantee and Collateral Agreement as a Grantor and a Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and a Guarantor thereunder. The Additional Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in the Collateral (as defined in the Amended and Restated Guarantee and Collateral Agreement), as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (as defined in the Amended and Restated Guarantee and Collateral Agreement). The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Amended and Restated Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that, as to itself, each of the representations and warranties contained in Section 5 of the Amended and Restated Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Execution of Financing Statements. Pursuant to any applicable law, the Additional Grantor authorizes the Administrative Agent to file or record financing statements, continuation statements, and amendments to financing statements in any jurisdictions and with any filing offices as the Administrative Agent may determine are necessary or advisable to perfect the security interest granted to the Administrative Agent in connection herewith with respect to the Collateral without the signature of such Grantor, to the extent permitted by law, in such form as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Assumption Agreement and the Amended and Restated Guarantee and Collateral Agreement. Such financing statements may describe the Collateral in the same manner as described in this Assumption Agreement and the Amended and Restated Guarantee and Collateral Agreement or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent in connection with this Assumption Agreement and the Amended and Restated Guarantee and Collateral Agreement, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or “all personal property, whether now owned or hereafter acquired.” The Additional Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

3. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4. Submission To Jurisdiction; Waivers. Each Additional Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Assumption Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Additional Grantor at its address referred to on Schedule 1 of Annex 1-A or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

5. WAIVER OF JURY TRIAL. THE ADDITIONAL GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS ASSUMPTION AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

ZIPCAR, INC.

By:	/s/ Bryon Koepke
Name:	Bryon Koepke
Title:	Secretary